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                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-46800 and 33-44075) of Outlook Group Corp. of our report dated June 27, 2001, except as to certain information included in Note G for which the date is July 24, 2001, relating to the financial statements and of our report dated June 27, 2001 relating to the financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
August 8, 2001